Exhibit 99.1

LogMeIn Receives U.S. Federal Trade Commission Clearance for Proposed

Merger with Citrix’s GoTo Business

BOSTON – September 26, 2016 – LogMeIn, Inc. (Nasdaq:LOGM) today announced the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (HSR Act) for its proposed merger with Citrix Systems, Inc.’s (Nasdaq:CTXS) GetGo subsidiary, a wholly owned subsidiary consisting of Citrix’s GoTo family of products.

Termination of the HSR Act waiting period satisfies one of the conditions to the closing of the transaction. The transaction, which is expected to close in Q1 2017, remains subject to other closing conditions, including shareholder approval and other regulatory approvals.

As previously announced on July 26, 2016, LogMeIn and Citrix entered into a definitive merger agreement for LogMeIn to combine with Citrix’s GoTo business in a Reverse Morris Trust transaction. The transaction is valued at approximately $1.8 billion based on shares to be issued and LogMeIn’s closing price of $65.31 as of July 25, 2016. The transaction, which has been unanimously approved by the Boards of Directors of Citrix and LogMeIn, is expected to be tax-free to Citrix and its shareholders for U.S. federal income tax purposes. The combined company is expected to have annual revenues in excess of $1 billion with more than two million customers in virtually every country around the globe.

About LogMeIn

LogMeIn, Inc. (Nasdaq:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, its cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, Fairfax (VA), London, San Francisco and Sydney.

Contacts

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

781-897-0696

Press@LogMeIn.com

Forward-Looking Statements

This press release contains “forward-looking statements” concerning LogMeIn, Inc. (“LMI”), Citrix Systems, Inc. (“Citrix”), GetGo, Inc. (“GetGo”), the proposed transactions and other matters, including statements with respect to the anticipated timing of the completion of the merger, the expected tax treatment of the transactions, pro forma financial results and the expected number of customers of the combined business. These forward-looking statements are based on the current expectations, beliefs and assumptions of the management of LMI, Citrix and GetGo, and there can be no assurance that future developments affecting the parties will be those that the parties anticipate.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that LMI’s stockholders may not approve the issuance of the Company common stock in connection with the proposed merger, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger, including Citrix’s distribution of the shares of GetGo, may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed transactions, (6) failure to realize the estimated synergies or growth from the proposed transactions or that such benefits may take longer to realize than expected, (7) risks related to unanticipated costs of integration of GetGo by LMI, (8) the effect of the announcement of the proposed transactions or the consummation of the proposed transactions on the ability of LMI and Citrix to retain and hire key personnel and maintain relationships with their key business partners and customers, and on their operating results and businesses generally, (9) the length of time necessary to consummate the proposed transactions, (10) adverse trends in economic conditions generally or in the industries in which the LMI and Citrix operate, (11) adverse changes to, or interruptions in, relationships with third parties unrelated to the announcement, (12) LMI’s ability to compete effectively and successfully and to add new products and services, (13) LMI’s ability to successfully manage and integrate acquisitions, (14) the ability to attract new customers and retain existing customers in the manner anticipated, (15) unanticipated changes relating to competitive factors in the parties’ industries, and (16) the business interruptions in connection with LMI’s technology systems. Discussions of additional risks and uncertainties are contained in LMI’s and Citrix’s filings with the U.S. Securities and Exchange Commission (the “SEC”). None of LMI, Citrix or GetGo is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information

In connection with the proposed merger, LMI filed a registration statement on Form S-4 with the SEC on September 16, 2016, but this registration statement has not been declared effective. This registration statement includes a proxy statement of LMI that also constitutes a prospectus of LMI, and will be sent to the shareholders of LMI. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about LMI and the proposed merger. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents (when they are available) can also be obtained free of charge from LMI upon written request to LMI, Investor Relations, 320 Summer Street, Boston, MA 02210 or by calling (781) 897-0694.

This press release is not a solicitation of a proxy from any security holder of LMI. However, LMI and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of Citrix may be found in its Annual Report on Form 10-K filed with the SEC on February 18, 2016, and its definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on April 29, 2016. Information about the directors and executive officers of LogMeIn may be found in its Annual Report on Form 10-K filed with the SEC on February 19, 2016, and its definitive proxy statement relating to its 2016 Annual Meeting of Stockholders filed with the SEC on April 8, 2016.